UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2025

THARIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

34 Shrewsbury Ave., Suite 1C

Red Bank, NJ 07701

(Address of principal executive offices, including zip code)

(732) 889-3111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	THAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

In connection with the Offerings, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 3, 2025, Tharimmune, Inc. (the “Company”)  entered into securities purchase agreements (the “Cash Securities Purchase Agreements”) with certain accredited investors (the “Cash Purchasers”) pursuant to which the Company agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate offering of either shares (the “Cash Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at an offering price of $3.075 per Cash Share (the “Per Share Cash Purchase Price”); and/or pre-funded warrants (the “Cash Pre-Funded Warrants”) to purchase shares of the Common Stock (the “Cash Pre-Funded Warrant Shares” and together with Cash Pre-Funded Warrants, the “Cash Securities”) at an offering price of the Per Share Cash Purchase Price less $0.0001 per Cash Pre-Funded Warrant. The Company also entered into securities purchase agreements (the “Cryptocurrency Securities Purchase Agreements,” and together with the Cash Securities Purchase Agreements, the “Securities Purchase Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement (the “Cryptocurrency Offering,” and together with the Cash Offering, the “Offerings”) pre-funded warrants (“Cryptocurrency Pre-Funded Warrants” and, together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase shares of Common Stock (“Cryptocurrency Pre-Funded Warrant Shares” and, together with the Cash Pre-Funded Warrant Shares, the “Pre-Funded Warrant Shares”) at an offering price of $3.075 less $0.0001.

Contemporaneously with the sale of the Securities under the Securities Purchase Agreement, the Company will issue to certain strategic advisors (the “Strategic Advisors”, and the Strategic Advisor that is party to the Strategic Advisor Agreement (as defined below) the “Lead Strategic Advisor”) warrants to purchase shares of Common Stock (the “Strategic Advisor Warrants”) equal to 5.00% of the aggregate number of shares of Common Stock of the Company on a fully diluted basis (including all outstanding shares of Common Stock, and shares of Common Stock issuable pursuant to outstanding options, warrants and other convertible securities) sold in such offering at an exercise price of $0.001, pursuant to a Strategic Advisor Agreement between the Company and the Lead Strategic Advisor. In connection with the Securities Purchase Agreements, the Purchasers have agreed not to sell, transfer, pledge, hedge, or otherwise dispose of any applicable Common Stock and Pre-Funded Warrant Shares until the resale registration statement covering the shares of Common Stock and Pre-Funded Warrant Shares issued pursuant to the Securities Purchase Agreements is declared effective, pursuant to lock-up agreements (the “Lock-up Agreements”).

The descriptions of the Cash Pre-Funded Warrant, the Cryptocurrency Pre-Funded Warrant, Strategic Advisory Warrant, the Cash Securities Purchase Agreements, the Cryptocurrency Securities Purchase Agreements, the Lock-up Agreement, and the Strategic Advisory Agreement are qualified in their entirety by reference to the full text of the forms thereof, which are attached as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, 10.3, and 10.4, respectively, hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Cash Pre-Funded Warrant
4.2	Form of Cryptocurrency Pre-Funded Warrant
4.3	Form of Strategic Advisory Warrant
10.1	Form of Cash Securities Purchase Agreement
10.2	Form of Cryptocurrency Securities Purchase Agreement
10.3	Form of Lock-up Agreement
10.4	Strategic Advisory Agreement (certain portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K)
99.1	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THARIMMUNE, INC.

Date: November 5, 2025	By:	/s/ Sireesh Appajosyula
Sireesh Appajosyula
Chief Executive Officer